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                                                                       EXHIBIT 5

                      [LETTERHEAD LIONEL SAWYER & COLLINS]




                                 April 15, 1996







AMERCO
1325 Airmotive Way, Suite 100
Reno, NV 89502-3239

         Re:      Registration Statement on Form S-3

Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 Registration No. 333-1195 ("Registration Statement") relating to the registration and sale from time to time by you of up to an aggregate of $500,000,000 of: (i) Common Stock, par value $0.25 per share ("Common Stock");
(ii) Series B Common Stock, par value $0.25 per share ("Series B Common Stock");
(iii) Preferred Stock ("Preferred Stock"); (iv) debt securities ("Debt Securities"); (v) convertible debt securities ("Convertible Debt Securities"), which may be senior debt securities or subordinated debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of the Company convertible into other securities of the Company; and (vi) warrants to acquire Common Stock or Series B Common Stock of the Company ("Warrants"), in amounts, at prices, and on terms to be determined at the time of offering. The Common Stock, Series B Common Stock, Preferred Stock, Debt Securities, Convertible Debt Securities, and Warrants shall be collectively referred to as the "Securities". Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         In connection with this opinion, we have examined:

                  a.       the Registration Statement;

                  b. the Articles of Incorporation of AMERCO, as amended, certified by the Nevada Secretary of State; and

                  c. the Bylaws of AMERCO certified by the Secretary of AMERCO.
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[LETTERHEAD OF LIONEL SAWYER & COLLINS]
AMERCO
April 15, 1996
Page 2

         We have assumed the disclosure to the Board of Directors of AMERCO of the possible interest of certain directors of AMERCO in the issuance of the Securities, the notation thereof in the minutes and the authorization of the Securities by a vote of the Board of Directors of AMERCO sufficient for the purpose without counting the vote of the interested directors. We assume that the issuance of the Securities is fair to AMERCO at the time of issuance.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.

         We further assume the following:

                  a. The Registration Statement being declared effective under the Securities Act of 1933, as amended;

                  b. The due authorization of any resolutions of the Board of Directors of AMERCO by which the Common Stock is to be issued;

                  c. The due adoption of the Certificate of Designations authorizing the issuance of the shares of Series B Common Stock by the appropriate members of the Board of Directors of AMERCO and the filing thereof with the Nevada Secretary of State as required by Nevada law;

                  d. The due adoption of the Certificate of Designations authorizing the issuance of the shares of Preferred Stock by the appropriate members of the Board of Directors of AMERCO and the filing thereof with the Nevada Secretary of State as required by Nevada law;

                  e. The due authorization by the appropriate members of the Board of Directors of AMERCO and the subsequent execution and delivery of the agreements or indentures pursuant to which the Debt Securities or Convertible Debt Securities are to be issued, and the authentication of any such agreements or indentures under the Trust Indenture Act of 1939, as amended, if required;

                  f. The due authorization by the appropriate members of the Board of Directors of AMERCO and the subsequent execution and delivery of the Warrant Agreement pursuant to which the Warrants are to be issued;

                  g. The due execution, registration and delivery of the certificate or certificates evidencing the Securities; and

                  h.       The securities being established, issued and sold
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[LETTERHEAD OF LIONEL SAWYER & COLLINS]
AMERCO
April 15, 1996
Page 3



in the manner specified in the Registration Statement and the exhibits thereto, in accordance with corporate and governmental authorities and not in violation of any applicable law, agreement or instrument.

         Based upon the foregoing and subject to the following it is our opinion that:

         1. The Preferred Stock to be issued by AMERCO will be legally issued, fully paid and non-assessable;

         2. The Common Stock and Series B Common Stock to be issued by AMERCO, including any Common Stock or Series B Common Stock that may be issuable pursuant to the conversion of any Convertible Debt Securities or upon the exercise of any Warrants, will be legally issued, fully paid and non-assessable;

         3. The Debt Securities and Convertible Debt Securities to be issued by AMERCO will be legally issued and will be the binding obligations of AMERCO subject to bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally and except as enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally and except that certain provisions of the Debt Securities and Convertible Debt Securities may not be enforceable in whole or in part under the laws of the State of Nevada.

         4. The Warrants to be issued by AMERCO will be legally issued and will be the binding obligations of AMERCO subject to bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally and except as enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally and except that certain provisions of the Warrants may not be enforceable in whole or in part under the laws of the State of Nevada.

         You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis. Accordingly, this opinion is subject to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will
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[LETTERHEAD OF LIONEL SAWYER & COLLINS]
AMERCO
April 15, 1996
Page 4




file such supplement or amendment to this opinion (if any) as we reasonably consider necessary or appropriate by reason of the terms of the Securities.

         Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

         This opinion is intended solely for the use of AMERCO in connection with the Registration Statement. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Opinions" in the Registration Statement and Prospectus and in "Legal Matters" in any Prospectus Supplement. We disclaim liability as an expert under law.

                                       Very truly yours,


                                       /s/ Lionel Sawyer & Collins
                                      ------------------------------
                                       LIONEL SAWYER & COLLINS